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                                                                   EXHIBIT 23.13


                        CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and the related Prospectus of United Rentals, Inc. (the "Company"), for the registration of up to $750,000,000 of its common stock, preferred stock or debt securities and to the incorporation by reference therein of our report dated July 27, 1998 with respect to the financial statements of Reitzel, Rentals Ltd., included in the Company's Report on Form 8-K dated December 24, 1998.


                                        PricewaterhouseCoopers LLP
                                        Kitchener, Ontario
                                        January 5, 1999